UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notes Offering

On November 4, 2026, Enova International, Inc. (the “Company”) issued a press release regarding its proposed offering of up to $600 million in aggregate principal amount of senior notes due 2031 (the “Notes”). A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Conditional Full Redemption

On November 4, 2026, the Company issued a notice of conditional full redemption (the “Notice of Conditional Full Redemption”) to the holders of its outstanding 11.25% Senior Notes due 2028 (the “2028 Notes”). Pursuant to the Notice of Conditional Full Redemption, the Company has elected to redeem (the “Redemption”) all of the outstanding 2028 Notes on December 15, 2026 (the “Redemption Date”). The redemption price of the 2028 Notes will be equal to 102.813% of the principal amount of such 2028 Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (the “Redemption Price”). As of November 4, 2026, the aggregate principal amount of the 2028 Notes outstanding is approximately $400 million.

The Redemption will be conditioned upon the Company’s receipt of proceeds from one or more new financing transactions sufficient, in the Company’s sole discretion, to pay the Redemption Price and to effect the other transactions contemplated by such financing transactions, including paying the related fees and expenses, on or prior to the Redemption Date. In addition, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied, or such Redemption may not occur and the Notice of Conditional Full Redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

This Current Report on Form 8-K does not constitute a notice of redemption under the indenture governing the 2028 Notes, nor an offer to purchase any 2028 Notes or any other security.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the offering and the redemption of the outstanding 2028 Notes. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of the Company’s senior management with respect to the business, financial condition and prospects of the Company as of the date of this report and are not guarantees of future performance. The actual results of the Company could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to the Company’s business, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, the words “believes,” “will,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company cautions you not to put undue reliance on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description

99.1	Enova International, Inc. press release dated November 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date:	November 4, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary